Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
6001 Hospitality Court	Fax: 919 379 4346
Suite 100	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE	Contact:	Tomas Grigera
(919) 379-4300
Pyxus International, Inc. Reports Fiscal Year 2024 First Quarter Results
Maintains Full Year Guidance
Morrisville, NC – August 10, 2023 – Pyxus International, Inc. (OTC Pink: PYYX) (“Pyxus,” the “Company,” "we," or "our"), a global value-added agricultural company, today announced results for its fiscal quarter ended June 30, 2023.
Highlights (comparisons are to the prior-year first fiscal quarter):
•Sales and other operating revenues were $477.1 million, up $133.2 million, or 38.7%.
•Operating income increased $29.4 million to $36.4 million.
•Net income was $0.8 million, improving $15.5 million.
•Adjusted EBITDA* increased $27.5 million to $43.5 million.
•For the full 2024 fiscal year, Pyxus continues to expect sales to be between $1.9 billion and $2.1 billion and adjusted EBITDA to be between $155 million and $180 million.

*Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("Adjusted EBITDA") is not a measure of results under generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA expected for fiscal 2024 is calculated in a manner consistent with Adjusted EBITDA for historical periods as presented in the reconciliation tables included in this press release. Because of the forward looking nature of the estimated range of Adjusted EBITDA, it is impractical to present a quantitative reconciliation of such measure to a comparable GAAP measure, and accordingly no such GAAP measure is being presented.

"Fiscal 2024 is off to a strong start with higher tobacco prices, accelerated timing of shipments, and a favorable shift in customer mix fueling a 39% increase in revenue and improved profitability compared to the prior year," said Pieter Sikkel, Pyxus' President and CEO.

"In the first quarter of fiscal 2024, we believe we reached the peak of our fiscal 2024 tobacco purchases as we significantly accelerated our buying, using our geographic footprint to acquire tobacco inventory from multiple markets to meet higher current crop supply requirements and customer demand for fiscal 2024. Customer shipments in fiscal 2024 will utilize a higher percentage of tobacco purchased during the current fiscal year to fulfill orders compared to the prior year given our uncommitted inventory continues to be historically low.

"Our continued focus on aggressively managing our working capital provided sufficient liquidity through short-term borrowings under our foreign seasonal lines of credit, availability under the ABL Credit Facility, cash generated from operations, and cash collections from our securitized receivables to purchase larger volumes of more expensive tobacco compared to the prior year. In the first quarter of fiscal 2024, we increased our purchases of inventory by more than $100 million compared to the prior year using $40 million of incremental foreign seasonal lines of credit and our improved cash conversion cycle.

"We anticipate ongoing strong demand as undersupply conditions are expected to persist through fiscal 2024. We believe our positive first quarter results position the Company to achieve our previously announced fiscal 2024 guidance for sales between $1.9 billion and $2.1 billion and adjusted EBITDA between $155 million and $180 million. We are proud of the progress our global teams have made thus far and thank them for their unwavering commitment to our customers and their focus on achieving the Company's objectives so that together we can grow a better world."

Performance Summary for Three Months Ended June 30, 2023

Sales and other operating revenues increased $133.2 million, or 38.7%, to $477.1 million for the three months ended June 30, 2023 from $343.9 million for the three months ended June 30, 2022. This increase was primarily due to an 18.6% increase in leaf volume and a 17.6% increase in average price per kilo. The increase in leaf volume was primarily due to the accelerated timing of shipments from Africa and South America. The increase in average price per kilo was mainly due to higher tobacco prices.

Cost of goods and services sold increased $100.8 million, or 33.2%, to $404.0 million for the three months ended June 30, 2023 from $303.2 million for the three months ended June 30, 2022. This increase was mainly due to the increase in sales and other operating revenues. Average cost per kilo increased primarily due to undersupply conditions and inflation.

Gross profit as a percent of sales increased to 15.3% for the three months ended June 30, 2023 from 11.9% for the three months ended June 30, 2022. Average gross profit per kilo for product revenue increased 56.0% primarily due to customer mix in Africa, Asia, and Europe.

Operating income increased $29.4 million, or 420.0%, to $36.4 million for the three months ended June 30, 2023 from $7.0 million for the three months ended June 30, 2022. This increase was mainly due to higher leaf sales and other operating revenues from increased volume and average price per kilo and was partially offset by higher other expense, net, which was primarily due to higher utilization of securitization facilities.

Liquidity and Capital Resources

The Company’s liquidity requirements are affected by various factors including crop seasonality, foreign currency and interest rates, green tobacco prices, customer mix, crop size and quality. The following table summarizes the Company’s cash and available credit:

(in millions)	June 30, 2023	June 30, 2022
Cash and cash equivalents	$100.0	$165.4
ABL Credit Facility	50.0	10.0
Foreign seasonal lines of credit	149.1	171.9
Other long-term debt	0.2	—
Letters of credit	4.1	3.9
Total	$303.4	$351.2

Financial Results Investor Call

The Company will hold a conference call to report financial results for the period ended June 30, 2023, on August 10, 2023 at 9:00 A.M. ET. The dial in number for the call is (646) 960-0369 or (888) 350-3452 if outside the U.S., using conference ID 2624736. Those seeking to listen to the call may access a live broadcast on the Pyxus website. Please visit www.pyxus.com 15 minutes in advance to register.

For those who are unable to listen to the live event on August 10, 2023, a telephonic replay of the conference call will be available by dialing (647) 362-9199 or (800) 770-2030 and entering the access code 2624736.

Any replay, rebroadcast, transcript, or other reproduction of this conference call, other than the replay accessible by calling the number above, has not been authorized by Pyxus International and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.

Cautionary Statement Regarding Forward-Looking Statements

Readers are cautioned that the statements contained in this report regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are based on current expectations of future events, may be identified by the use of words such as "strategy," "expects," "continues," "plans," "anticipates," "believes," "will," "estimates," "intends," "projects," "goals," "targets," and other words of similar meaning. These statements also may be identified by the fact that they do not relate strictly to historical or current facts. If underlying assumptions prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. These risks and uncertainties include those discussed in our Annual Report on Form 10-K for the year ended March 31, 2023, our most recent Quarterly Report on Form 10-Q, and in our other filings with the Securities and Exchange Commission. These risks and uncertainties include: our reliance on a small number of significant customers; continued vertical integration by our customers; global shifts in sourcing customer requirements; shifts in the global supply and demand position for tobacco products; variation in our financial results due to growing conditions, customer indications and other factors; loss of confidence in us by our customers, farmers and other suppliers; migration of suppliers who have historically grown tobacco and from whom we have purchased tobacco toward growing other crops; risks related to our advancement of inputs to tobacco suppliers to be settled upon the suppliers delivering us unprocessed tobacco at the end of the growing season; risks that the tobacco we purchase directly from suppliers will not meet our customers’ quality and quantity requirements; weather and other environmental conditions that can affect the marketability of our inventory; international business risks, including unsettled political conditions, uncertainty in the enforcement of legal obligations, including the collection of accounts receivable, fraud risks, expropriation, import and export restrictions, exchange controls, inflationary economies, currency risks and risks related to the restrictions on repatriation of earnings or proceeds from liquidated assets of foreign subsidiaries; many of our operations are located in jurisdictions that pose a high risk of potential violations of the Foreign Corrupt Practices Act; impacts of international sanctions on our ability to sell or source tobacco in certain regions; exposure to foreign tax regimes in which the rules are not clear, are not consistently applied and are subject to sudden change; fluctuations in foreign currency exchange and interest rates; competition with the other primary global independent leaf tobacco merchant and independent leaf merchants; disruption, failure or security breaches of our information technology systems; continued high inflation; we have identified material weaknesses related to our internal controls in certain prior years, and there can be no assurance that material weaknesses will not be identified in the future; regulations regarding environmental matters; risks related to our capital structure, including risks related to our significant debt and our ability to continue to finance our non-U.S. local operations with uncommitted short-term operating credit lines at the local level; our ability to continue to access capital markets to obtain long-term and short-term financing; potential failure of foreign banks in which our subsidiaries maintain deposits or the failure by such banks to transfer funds or honor withdrawals; the risk that, because our ability to generate cash depends on many factors beyond our control, we may be unable to generate the significant amount of cash required to service our indebtedness; our ability to refinance our current credit facilities at the same availability or at similar interest rates; failure to achieve our stated goals, which may adversely affect our liquidity; developments with respect to our liquidity needs and sources of liquidity; the volatility and disruption of global credit markets; failure by counterparties to derivative transactions to perform their obligations; increasing scrutiny and changing expectations from governments, as well as other stakeholders such as investors and customers, with respect to our environmental, social and governance policies, including sustainability policies; inherent risk of exposure to product liability claims, regulatory action and litigation facing our e-liquids business if its products are alleged to have caused significant loss, injury, or death; certain shareholders have the ability to exercise controlling influence on various corporate matters; reductions in demand for consumer tobacco products; risks and uncertainties related to the COVID-19 pandemic and its related shipping constraints, labor shortages and supply-chain impacts; legislative and regulatory initiatives that may reduce consumption of consumer tobacco products and demand for our services and increase regulatory burdens on us or our customers; government actions that significantly affect the sourcing of tobacco, including governmental actions to identify and assess crop diversification initiatives and alternatives to leaf tobacco growing in countries whose economies depend upon tobacco production; governmental investigations into, and litigation concerning, leaf tobacco industry buying and other payment practices; and impact of potential regulations to prohibit the sale of cigarettes in the United States other than low-nicotine cigarettes.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). They include EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt. Tables showing the reconciliation of historical non-GAAP financial measures are attached to the release. The range of Adjusted EBITDA anticipated for fiscal year ending March 31, 2024 is calculated in a manner consistent with the presentation of Adjusted EBITDA in the attached tables. Because of the forward-looking nature of the estimated range of Adjusted EBITDA, it is impractical to present a quantitative reconciliation of such measure to a comparable GAAP measure, and accordingly no such GAAP measure is being presented.

About Pyxus International, Inc.

Pyxus International, Inc. is a global agricultural company with 150 years of experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients. For more information, visit www.pyxus.com.

Condensed Consolidated Statements of Operations

	Three Months Ended
	June 30,
(in thousands, except per share data)	2023	2022
Sales and other operating revenues	$477,092	$343,905
Cost of goods and services sold	403,947	303,150
Gross profit	73,145	40,755
Selling, general, and administrative expenses	34,063	34,588
Other expense (income), net	2,624	(1,085)
Restructuring and asset impairment charges	40	300
Operating income	36,418	6,952
Loss on deconsolidation/disposition of subsidiaries	—	599
Interest expense, net	30,844	25,474
Income (loss) before income taxes and other items	5,574	(19,121)
Income tax expense (benefit)	2,646	(867)
Loss (income) from unconsolidated affiliates	2,158	(3,749)
Net income (loss)	770	(14,505)
Net (loss) income attributable to noncontrolling interests	(34)	158
Net income (loss) attributable to Pyxus International, Inc.	$804	$(14,663)

Income (loss) per share:
Basic and diluted	$0.03	$(0.59)

Weighted average number of shares outstanding:
Basic and diluted	25,000	25,000

Condensed Consolidated Balance Sheets

(in thousands)	June 30, 2023	June 30, 2022
Assets
Current assets
Cash and cash equivalents	$100,045	$165,441
Restricted cash	5,456	9,495
Trade receivables, net	185,467	155,976
Other receivables	18,978	26,859
Inventories, net	1,006,437	980,070
Advances to tobacco suppliers, net	56,408	44,070
Recoverable income taxes	5,867	8,747
Prepaid expenses	42,132	44,513
Other current assets	15,500	16,672
Total current assets	1,436,290	1,451,843
Investments in unconsolidated affiliates	98,591	87,139
Other intangible assets, net	37,412	42,052
Deferred income taxes, net	8,879	8,871
Long-term recoverable income taxes	3,373	4,571
Other noncurrent assets	45,845	46,456
Right-of-use assets	40,280	35,636
Property, plant, and equipment, net	132,324	135,878
Total assets	$1,802,994	$1,812,446

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable	$585,408	$545,224
Accounts payable	133,854	144,915
Advances from customers	61,297	46,071
Accrued expenses and other current liabilities	94,356	91,054
Income taxes payable	20,081	6,729
Operating leases payable	9,249	8,535
Current portion of long-term debt	42	13,781
Total current liabilities	904,287	856,309
Long-term taxes payable	4,978	5,783
Long-term debt	643,808	678,777
Deferred income taxes	10,336	9,925
Liability for unrecognized tax benefits	13,494	12,173
Long-term leases	28,219	26,473
Pension, postretirement, and other long-term liabilities	53,703	59,748
Total liabilities	1,658,825	1,649,188
Commitments and contingencies
Stockholders’ equity
Common Stock—no par value:
Authorized shares (250,000 for all periods)
Issued shares (25,000 for all periods)	390,290	390,290
Retained deficit	(257,150)	(233,476)
Accumulated other comprehensive income	7,084	3,248
Total stockholders’ equity of Pyxus International, Inc.	140,224	160,062
Noncontrolling interests	3,945	3,196
Total stockholders’ equity	144,169	163,258
Total liabilities and stockholders’ equity	$1,802,994	$1,812,446

Segment Results

Three Months Ended June 30, 2023 and 2022
	Three Months Ended June 30,
			Change
(in thousands, except per kilo amounts)	2023	2022	$	%
Leaf:
Product revenues	$450,938	$322,884	128,054	39.7
Tobacco costs	363,042	265,989	97,053	36.5
Transportation, storage, and other period costs	20,593	20,627	(34)	(0.2)
Total cost of goods sold	383,635	286,617	97,018	33.8
Product revenue gross profit	67,303	36,267	31,036	85.6
Product revenue gross profit as a percent of sales	14.9%	11.2%

Kilos sold	85,521	72,059	13,462	18.7
Average price per kilo	$5.27	$4.48	0.79	17.6
Average cost per kilo	4.49	3.98	0.51	12.8
Average gross profit per kilo	0.78	0.50	0.28	56.0

Processing and other revenues	$25,495	$17,743	7,752	43.7
Processing and other revenues costs of services sold	19,880	12,547	7,333	58.4
Processing and other gross margin	5,615	5,196	419	8.1

All Other:
Sales and other operating revenues	$659	$3,279	(2,620)	(79.9)
Cost of goods and services sold	432	3,986	(3,554)	(89.2)
Gross income (loss)	227	(708)	935	132.1

Reconciliation of Certain Non-GAAP Financial Measures (1) (Unaudited)

	Three Months Ended		Fiscal Year Ended		Last Twelve Months (8)
(in thousands)	June 30, 2023	June 30, 2022	March 31, 2023	March 31, 2022	June 30, 2023	June 30, 2022
Net income (loss) attributable to Pyxus International, Inc.	$804	$(14,663)	$(39,141)	$(82,119)	(23,674)	$(85,274)
Plus: Interest expense	32,366	27,527	118,458	111,043	123,297	111,143
Plus: Income tax expense (benefit)	2,646	(867)	34,127	12,640	37,640	20,212
Plus: Depreciation and amortization expense	4,606	5,929	19,137	16,676	17,814	18,539
EBITDA (1)	40,422	17,926	132,581	58,240	155,077	64,620
Plus: Reserves for doubtful customer receivables	135	(830)	426	4,404	1,391	3,356
Plus: Other expense (income), net	2,624	(1,085)	11,023	3,349	14,732	2,426
Plus: Restructuring and asset impairment charges (2)	40	300	6,160	8,031	5,900	8,098
Plus: Goodwill impairment	—	—	—	32,186	—	32,186
Plus: Debt restructuring (3)	26	—	5,496	3,550	5,522	2,335
Plus: Pension retirement expense (4)	—	—	2,724	—	2,724	—
Plus: Development of and exit from non-leaf-tobacco businesses (5)	43	619	713	13,589	137	12,853
Plus: Other adjustments (6)	250	(897)	(316)	3,347	831	2,103
Adjusted EBITDA (1)	$43,540	$16,033	$158,807	$126,696	$186,314	$127,977

Total debt			$1,001,049	$1,066,945	$1,229,258	$1,237,782
Less: Cash and cash equivalents			136,733	198,777	100,045	165,441
Net Debt (1)			$864,316	$868,168	$1,129,213	$1,072,341
Net Debt /Adjusted EBITDA (1)			5.44x	6.85x	6.06x	8.38x

Adjusted EBITDA (1)			$158,807	$126,696	$186,314	$127,977
Interest expense			118,458	111,043	123,297	111,143
Interest coverage			1.34x	1.14x	1.51x	1.15x

Net cash used in operating activities	(285,674)	(242,490)	(137,822)	(198,765)	(181,006)	(255,298)
Capital expenditures	(3,661)	(2,210)	(16,307)	(14,827)	(17,758)	(13,222)
Collections from beneficial interests in securitized trade receivables (7)	30,419	45,468	165,262	189,440	150,213	197,227
Free Cash Flow (1)	$(258,916)	$(199,232)	$11,133	$(24,152)	$(48,551)	$(71,293)
Plus: Interest expense	32,366	27,527	118,458	111,043	123,297	111,143
Plus: Income tax expense (benefit)	2,646	(867)	34,127	12,640	37,640	20,212
Adjusted Free Cash Flow (1)	$(223,904)	$(172,572)	$163,718	$99,531	$112,386	$60,062
(1) Earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), Free Cash Flow, Adjusted Free Cash Flow, and Net Debt are not measures of results of operations, cash flows from operations or indebtedness under generally accepted accounting principles in the United States ("U.S. GAAP") and should not be considered as an alternative to other U.S. GAAP measurements. We have presented EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt to adjust for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on our reported amounts. This presentation enables readers to better compare our results to similar companies that may not incur the impact of various items identified above. Management acknowledges that there are many items that impact a company's reported results or operating cash flows and these lists are not intended to present all items that may have impacted these items. EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, Net Debt, and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies or appearing in our debt obligations or agreements. EBITDA, Adjusted EBITDA, Free Cash Flow and Adjusted Free Cash Flow as presented may not equal column or row totals due to rounding.

(2) Amounts incurred during the three months ended June 30, 2023 and 2022 and fiscal years ended March 31, 2023 and 2022 included employee separation and asset impairment charges primarily related to the restructuring of certain non-leaf operations and related inventory write-offs classified within cost of goods and services sold in the Company's condensed consolidated statements of operations.

(3) Amounts incurred during the three months ended June 30, 2023 and fiscal year ended March 31, 2023 included legal and professional fees incurred in connection with the debt exchange and with the amendment and extension of the delayed-draw term loan, which transactions were completed in the fiscal year ended March 31, 2023. Amounts incurred during the fiscal year ended March 31, 2022 included consulting fees incurred in connection with the implementation of process improvements required in connection with the Company's delayed-draw term loan credit facility established in the prior fiscal year.

(4) During the fiscal year ended March 31, 2023, the Company settled benefits with vested participants in the U.S. defined benefit pension plan ("U.S. Pension Plan") that elected a lump sum payout and made a cash contribution to fully fund the U.S. Pension Plan's liabilities in preparation to purchase a group annuity contract to administer future payments to the remaining U.S. Pension Plan participants. This adjustment includes pension settlement charges incurred during the fiscal year ended March 31, 2023 and were classified as loss on pension settlement expense and selling, general, and administration expenses in the Company's condensed consolidated statements of operations.

(5) Includes the aggregate amount of certain items related to the Company's development of and subsequent exits from its non-leaf-tobacco businesses (that is, the production and sale of legal cannabis in Canada, the production and sale of industrial hemp products, including CBD extracted from industrial hemp, and the production and sale of tobacco e-liquids) to the extent such items are included in the Company's consolidated results of operations, which includes all items separately reported for such businesses in the presentation by the Company of its adjusted EBITDA in prior periods. Such items include, to the extent reflected in consolidated results, the adjusted EBITDA of the Canadian cannabis and industrial hemp operations otherwise calculated on the same basis as Adjusted EBITDA is presented in this table, loss incurred on the deconsolidation or disposition of certain of these non-leaf tobacco businesses, as applicable, and write-offs of inventory and equipment related to certain of these businesses.

(6) Includes the following items: (i) the addition of amortization of basis difference related to a former Brazilian subsidiary that is now deconsolidated following the completion of a joint venture in March 2014, (ii) the subtraction of the Adjusted EBITDA of the Company's former green leaf sourcing operation in Kenya, which is calculated on the same basis as Adjusted EBITDA presented in this table (in fiscal year 2016 the Company decided to exit green leaf sourcing in the Kenyan market as part of our restructuring program), (iii) the addition of debt retirement expense, and (iv) the subtraction of a one-time interest receipt related to a legal settlement in South America.

(7) Represents cash receipts from the beneficial interest on sold receivables under the Company's the accounts receivable securitization programs and were classified as investing activities within the consolidated statements of cash flows.

(8) Items for the twelve months ended June 30, 2023 are derived by adding the items for the three months ended June 30, 2023 as presented in the table and the fiscal year ended March 31, 2023 and subtracting the items for the three months ended June 30, 2022. Items for the twelve months ended June 30, 2022 are derived by adding the items for the three months ended June 30, 2022 and the fiscal year ended March 31, 2022 and subtracting the items for the three months ended June 30, 2021.